EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 25, 2011, relating to the consolidated financial statements of Coldwater Creek Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Coldwater Creek Inc. for the year ended January 29, 2011.

/s/ Deloitte & Touche LLP

Boise, Idaho

January 11, 2012